EXHIBIT 99.1

first

first financial bancorp

Investor Presentation

Third Quarter 2010

FFBC
NASDAQ
GLOBAL SELECT

Forward-Looking Statement Disclosure

Certain statements contained in this presentation which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the "Act"). In addition, certain statements in future filings by First Financial with the SEC, in press releases, and in oral and written statements made by or with the approval of First Financial which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items, statements of plans and objectives of First Financial or its management or board of directors, and statements of future economic performances and statements of assumptions underlying such statements. Words such as "believes", "anticipates", "intends", and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Management's analysis contains forward-looking statements that are provided to assist in the understanding anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

- management's ability to effectively execute its business plan;
- the risk that the strength of the United States economy in general and the strength of the local economies in which we conduct operations may continue to deteriorate resulting in, among other things, a further deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio, allowance for loan and lease losses and overall financial performance;
- the ability of financial institutions to access sources of liquidity at a reasonable cost;
- the impact of recent upheaval in the financial markets and the effectiveness of domestic and international governmental actions taken in response, such as the U.S. Treasury's TARP and the FDIC's Temporary Liquidity Guarantee Program, and the effect of such governmental actions on us, our competitors and counterparties, financial markets generally and availability of credit specifically, and the U.S. and international economies, including potentially higher FDIC premiums from increased payments from FDIC insurance funds as a result of depository institution failures;
- the effects of and changes in policies and laws of regulatory agencies (notably the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act);
- inflation and possible changes in interest rates;
- our ability to keep up with technological changes;
- mergers and acquisitions, including costs or difficulties related to the integration of acquired companies, the wind-down of non-strategic operations and the duration of those wind-down activities;
- the risk that exploring merger and acquisition opportunities may detract from management's time and ability to successfully manage our company;
- expected cost savings in connection with the consolidation of recent acquisitions may not be fully realized or realized within the expected time frames, and deposit attrition, customer loss and revenue loss following completed acquisitions may be greater than expected;
- our ability to increase market share and control expenses;
- the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and the SEC; adverse changes in the securities and debt markets;
- our success in recruiting and retaining the necessary personnel to support business growth and expansion and maintain sufficient expertise to support increasingly complex products and services;
- monetary and fiscal policies of the Board of Governors of the Federal Reserve System (Federal Reserve) and the U.S. government and other governmental initiatives affecting the financial services industry;
- our ability to manage loan delinquency and charge-off rates and changes in estimation of the adequacy of the allowance for loan losses; and
- the costs and effects of litigation and of unexpected or adverse outcomes in such litigation.

In addition, please refer to our Annual Report on Form 10-K for the year ended December 31, 2009, as well as our other filings with the SEC, for a more detailed discussion of these risks and uncertainties and other factors. Such forward-looking statements are meaningful only on the date when such statements are made, and First Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events.

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first financial bancorp

Business & Strategy Review

FIRST
first financial bancorp

Well-Positioned Franchise

- ***80 consecutive quarters of profitability***
- Executed Strategic (Rebuilding and Reorganization) Plan in mid-2000's under which many aspects of business were consolidated, streamlined and/or restructured
- Strong operating fundamentals have produced positive results throughout the recessionary period
- Solid market share in strategic operating markets
- Low risk balance sheet with significant liquidity sources
- Capital significantly exceeds "well-capitalized"
- Well-positioned to endure the current economic challenges
- Credit metrics remained relatively strong throughout most of the economic downturn
- Experienced management focused on driving results in a risk appropriate manner
- Maintained focus on expense control and efficiency
- Strong commitment to growth
- Constant evaluation of growth potential and long-term profitability in markets

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Corporate Goals

- Top-quartile performance for all stakeholders
- Sustained and consistent excellence
- Commitment to growth
- Effective management of all risks

Focused Business Strategy

- Client "Intimate" Strategy
  - Strategic Focus: build long-term relationships with clients by identifying and meeting their financial needs
- Four lines of business
  - Commercial
  - Retail
  - Wealth Management
  - Franchise Finance
- Target clients
  - Individuals and small / mid-size businesses located within the regional markets we serve
- Ohio, Indiana, Kentucky, Michigan
  - 113 locations serving 75 communities
- Primary focus and value creation is through organic growth in key regional markets
- Key initiatives for additional revenue growth
  - Mortgage
  - Small business banking


MICHIGAN
INDIANA
OHIO
KENTUCKY
Cincinnati
Columbus
First Financial's legacy locations
Banking centers acquired from Peoples
Banking centers acquired from Irwin

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Selective Acquisitions

- Supplements organic growth strategy through expansion in strategic markets
- Transactions met all internal criteria for acquisitions
- In-market locations improves operating leverage
- Loss sharing arrangements provide significant protection on acquired loans
- Developed scalable covered asset and loss share management team comprised of credit, legal, accounting and finance

Loan Portfolio
June 30, 2009

- $145 mm select performing commercial and consumer loans

Peoples
(FDIC)
July 31, 2009

- 19 banking centers
- $521 mm deposits
- $331 mm in loss share covered loans[1]
- No first loss position

Banking Centers
August 28, 2009

- 3 banking centers in Indiana
- $85 mm deposits
- $41 mm in select performing commercial and consumer loans

Irwin
(FDIC)
September 18, 2009

- 27 banking centers
- $2.5 bn deposits
- $1.8 bn in loss share covered loans[1]
- No first loss position

Future

Continue to evaluate opportunities in this dislocated market; never lose sight of core franchise

Core philosophy and strategy remain unchanged

[1] Estimated fair market value of loans and deposits

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Low Risk Balance Sheet

Stress Case

- Illustrates the strength of our balance sheet assuming a full charge-off of all acquired loans under FDIC loss share agreements and a full charge-off of all uncovered non-performing loans.
- Nonperforming Assets = $98 million
- Covered Loans = $1.6 billion



Risk Based Capital Ratio
1.70%
1.25%
19.91%
16.97%
Peers = 12.69%
Chargeoff
Actual 9/30/2010
All Covered Loans
Non-Performing Uncovered
Stress Case 9/30/2010



Tangible Common Equity to Tangible Assets
0.94%
0.88%
10.38%
8.56%
Peers = 6.76%
Chargeoff
Actual 9/30/2010
All Covered Loans
Non-Performing Uncovered
Stress Case 9/30/2010

Total Assets by Risk Weighting %

As of September 30, 2010

(Dollars in millions)



Peer % of 100% RWAs = 57%
$389
6%
$2,856
46%
$2,502
41%
$408
7%
100%
50%
20%
0%

- Return on Risk Weighted Assets = 1.72% (Peer Median[1] = 0.58%)
- Risk Weighted Assets / Total Assets = 58% (Peer Median[1] = 72%)

(1) Represents Peer Group II, comprised of approximately 30 bank holding companies conducting business in similar geographic markets as listed in the Company's Annual Report, based on financial data as of June 30, 2010

Credit Quality Review

first financial bancorp

- 37% of total loans covered under FDIC loss share agreement
- Seeing isolated areas of improvement but overall weakness still exists in Company's strategic markets
- Stress remains primarily in commercial, construction and CRE portfolios
- Will maintain a higher provision expense and reserve until the stress of the current economic cycle, including credit losses for both the industry and the company, have peaked

Credit Quality Trends [1]

	Quarter					Year		
	3Q10	2Q10	1Q10	4Q09	3Q09	2009	2008	2007
Net charge-offs / average loans & leases	0.97%	0.71%	2.00%	1.53%	1.31%	1.16%	0.47%	0.24%
Nonperforming loans / loans	2.88%	2.84%	2.65%	2.69%	2.21%	2.69%	0.68%	0.56%
Nonperforming assets / total assets	1.59%	1.46%	1.41%	1.23%	0.94%	1.23%	0.60%	0.51%
Allow. for loan & lease losses / total loans	2.07%	2.07%	2.01%	2.05%	1.94%	2.05%	1.34%	1.12%
Allow. for loan & lease losses / nonperforming loans	72.0%	72.8%	76.1%	76.3%	87.7%	76.3%	197.3%	197.9%

[1] Excludes assets covered by FDIC loss share agreements

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first financial bancorp

Financial Review

Third Quarter 2010 Highlights

- Quarterly net income of $15.6 million, or $0.27 per diluted common share
- Solid quarterly profitability
  - Return on average assets of 0.96%
  - Return on average shareholders' equity of 9.03%
- Net interest income (FTE) increased to $68.1 million, or 66%, from $41.0 million for the third quarter 2009
- Net interest margin increased to 4.59% compared to 4.53% during the second quarter 2010 and 3.90% during the third quarter 2009
  - Lower loan balances offset by margin enhancement from higher yield on acquired loan portfolio and lower funding costs due to FHLB prepayment and retail/brokered CD runoff
- Stable credit performance
  - Total nonperforming assets of $97.8 million compared to $96.2 million for the linked quarter
  - Net uncovered loan charge-offs totaled $6.8 million, an increase from $5.0 million for the linked quarter but down 28% compared to the year-over-year quarter
  - Provision for uncovered loan losses was $6.3 million, representing a year-over-year decline of 76%

Capitalization

- Primary component of capital is common equity; continues to grow as a result of earnings power
- Strong capitalization levels remain among industry leaders and provides ability to take advantage of strategic opportunities
- Long-term targeted dividend payout range is between 40% and 60% of earnings
- Committed to redeploying capital in manner that enhances shareholder value
- Basel III likely to have little impact

	As of			
	September 30, 2010	June 30, 2010	September 30, 2009	"Well-Capitalized" Minimum
Leverage Ratio	10.50%	9.99%	13.86%	5.00%
Tier 1 Capital Ratio	18.64%	18.15%	15.46%	6.00%
Total Risk-Based Capital Ratio	19.91%	19.42%	16.71%	10.00%
Ending tangible shareholders' equity to ending tangible assets	10.38%	9.55%	8.16%	N/A
Ending tangible common shareholders' equity to ending tangible assets	10.38%	9.55%	7.07%	N/A

Net Interest Margin Summary

- Net interest margin continues to be negatively impacted by net decline in both the legacy and acquired loan portfolios
- Liquidity was deployed to prepay $232 million of FHLB advances and purchase $154 million of agency MBS
- Yield on acquired loans improved due to required, periodic valuation
- Cost of funds also positively impacted by expected runoff of retail and brokered certificates of deposit
- Strong core deposit base and liquidity provide less reliance on wholesale borrowings


Net Interest Margin
3.90%
4.65%
4.89%
4.53%
4.59%
0.25%
0.25%
0.25%
0.25%
0.25%
3Q09
4Q09
1Q10
2Q10
3Q10
Net interest margin
Fed funds target rate


Earning Asset Yield and Liability Cost
5.25%
1.62%
5.91%
1.54%
6.13%
1.51%
5.74%
1.45%
5.73%
1.39%
3Q09
4Q09
1Q10
2Q10
3Q10
Yield on interest-earning assets
Cost of interest-bearing liabilities

first financial bancorp

Deposit and Loan Composition

Total Deposits = $5.1 billion
As of September 30, 2010
(Dollars in millions)

Gross Loans = $4.4 billion
As of September 30, 2010
(Dollars in millions)



$288
6%
$4,763
94%
$771
18%
$3,603
82%
Strategic
Acquired-Non-Strategic

- Western market (acquired-non-strategic) branch exit is complete; acquired-non-strategic deposits consist primarily of brokered CDs.

Loan Composition

- Strategic portfolio: no significant industry concentrations; geography distributed throughout footprint
- In-house lending limit of $15 million – significantly below legal limit
- Continue to pursue prudent lending opportunities in our strategic markets – new originations and renewals totaled $223 million during the third quarter 2010

Total Loan Portfolio – September 30, 2010
$4.4 billion


3%
8%
26%
12%
5%
46%
Commercial
Real estate - construction
Real estate - commercial
Real estate - residential
Home equity
Installment and other

Covered Loans - $1.6 billion


2%
15%
24%
4%
55%

Uncovered Loans - $2.8 billion


4%
12%
28%
10%
6%
40%

Uncovered Loans – RE Collateral

- Construction and acquisition and land development loans represent small portion of overall portfolio
- Commercial real estate and constructions loans located primarily in Ohio and Indiana markets

Total Uncovered Loan Portfolio [1] – September 30, 2010
$2.8 Billion


6%
$178,914
$1,095,543
40%
Dollars in thousands
Real estate - construction
Real estate - commercial


5%
35%
60%
Non-owner occupied
Owner occupied
Acquisition & land development

[1] Excludes loans covered by FDIC loss sharing agreements

Covered Loan Activity

Covered Loan Activity - Third Quarter 2010						
		Reduction in Balance Due to:				
(Dollars in thousands)	June 30, 2010	Loan Sales	Prepayments / Renewals	Contractual Activity [1]	Charge-Offs [2]	September 30, 2010
Commercial	$ 422,613	$ 14,248	$ 13,939	$ 6,242	$ 1,591	$ 386,593
Real estate - construction	62,394	-	596	1,995	-	59,803
Real estate - commercial	956,062	-	44,658	5,412	8,604	897,388
Real estate - residential	244,333	-	9,444	(1,426)	23	236,292
Installment	24,585	-	1,546	902	274	21,863
Other covered loans	7,645	-	-	-	-	7,645
Total covered loans	$ 1,717,632	$ 14,248	$ 70,183	$ 13,125	$ 10,492	$ 1,609,584

[1] Includes partial paydowns, accretion of the valuation discount and advances on revolving loans
[2] Indemnified at 80% from the FDIC

Funding Structure and Cost of Funds

Average Interest Bearing Liability Balances



Total Cost of Funds
1.54%
1.51%
1.45%
1.39%
8%
8%
8%
6%
40%
38%
36%
36%
39%
41%
43%
44%
14%
13%
13%
13%
4Q09
1Q10
2Q10
3Q10
Noninterest-bearing deposits*
Interest-bearing deposits and savings
Time deposits
Borrowed funds

End of Period Deposit Composition



Total Cost of Deposits
1.23%
1.19%
1.16%
1.11%
Cost of Funds
2.32%
42%
2.33%
41%
2.30%
39%
2.23%
38%
0.65%
23%
0.66%
25%
0.62%
26%
0.59%
28%
0.46%
20%
0.39%
20%
0.45%
22%
0.41%
20%
0.00%
16%
0.00%
14%
0.00%
14%
0.00%
14%
4Q09
1Q10
2Q10
3Q10
Noninterest-bearing deposits
Savings
Interest-bearing deposits
Time deposits

* Not included in cost of funds calculation

first financial bancorp

Deposit Activity

(Dollars in thousands)	Balance as of June 30, 2010	Strategic Portfolio	Acquired-Non-Strategic Portfolio	Balance as of September 30, 2010
	Deposit Activity - Third Quarter 2010			
Transaction and savings accounts	$ 3,204,513	$ (36,878)	$ (47,024)	$ 3,120,611
Time deposits	1,795,934	(37,743)	(16,132)	1,742,059
Brokered deposits	246,889	(984)	(57,312)	188,593
Total deposits	$ 5,247,336	$ (75,605)	$ (120,468)	$ 5,051,263

- Strategic transaction and savings account increased over $60 million during the third quarter; offset by a decrease of $97 million in public funds transactional deposits
- Majority of the decline in acquired-non-strategic balances consisted of retail time and brokered certificates of deposit
- Brokered deposits have declined to less than 4% of total deposits
- Deposit retention from the acquisitions continues to exceed management's expectations

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first financial bancorp

Revenue by Source

- **Strategic** – Elements of the business that either existed prior to the acquisitions or were acquired with the intent to retain and grow. On a reported basis, approximately 67% of total revenue is derived from strategic businesses. Not including the FDIC loss sharing income, strategic operations represents 79% of total revenue.
- **Acquired-Non-Strategic –** Elements of the business that the Company intends to exit but will continue to support to obtain maximum economic value. No growth or replacement is expected. Revenue will decrease over time as loans and deposits will not be renewed when they mature.
- **FDIC Loss Sharing Income –** In accordance with recent comments by the SEC, amounts recoverable from the FDIC related to credit losses on covered loans under loss sharing agreements are required to be reported as noninterest income. The credit losses related to these recoverable amounts are reported as part of provision expense for covered loans.
- **Accelerated Discount on Loan Prepayments and Dispositions –** The acceleration of the unrealized valuation discount. Noninterest income results from the prepayment or sale of covered loans. This item will be ongoing but diminishing as covered loan balances decline over time.

Total Revenue: $112.7 million
For the Three Months Ended September 30, 2010
(Dollars in millions)



$9.4
8%
$17.8
16%
$10.6
9%
$74.9
67%
Strategic
Acquired-Non-Strategic
FDIC Loss Sharing Income
Accelerated Discount on Paid in Full Loans

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first financial bancorp

Noninterest Income and Expense

Components of Noninterest Income
For the Three Months Ended September 30, 2010
(Dollars in millions)



$9.4
21%
$1.3
3%
$16.4
36%
$17.8
40%
Strategic
FDIC Loss Sharing Income
Other Non-strategic
Accelerated Discount on Paid in Full Loans

Components of Noninterest Expense
For the Three Months Ended September 30, 2010
(Dollars in millions)



$2.8
5%
$8.0
13%
$0.9
1%
$0.6
1%
$49.0
80%
Strategic
Acquired-non-strategic
FDIC Support
FHLB Prepayment Penalty
Other Non-strategic

first financial bancorp

Acquisition-Related Items

Third Quarter 2010 Loan Valuation

- The majority of the loans acquired as part of the FDIC-assisted transactions are accounted for under ASC Topic 310-30 (formerly SOP 03-3) which requires the Company to periodically update its forecast of expected cash flows from these loans.
- As a result of valuation procedures performed during the third quarter 2010, the Company experienced an improvement in cash flow expectations related to certain loan pools and impairment related to other loan pools.

		Third Quarter 2010 Valuation Results		Yield	
Dollars in thousands	Balance as of September 30, 2010	Impairment	Improvement	Old [1]	New [2]
Loans with improvement	$996,014	-	$36,685	9.37%	10.84%
Loans with impairment	457,195	$16,083	-	8.44%	8.44%
FDIC indemnification asset	237,709	NA	NA	6.50%	2.61%

[1] Impacted one month of total third quarter 2010 yield
[2] Impacted two months of total third quarter 2010 yield

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first financial bancorp

Appendix

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Items Impacting Net Interest Margin

- Net interest margin continues to be negatively impacted by the net balance decrease in both the legacy and the acquired loan portfolios
- However, the effect of the prepayment of FHLB advances and yield adjustment resulting from improvement in the acquired loan portfolio, as well as the continued runoff of time and brokered deposits, should help to mitigate the impact of lower loan balances

		Net Interest Margin Impact	
		3Q10 Actual Impact	3Q10 Full Quarter Impact [1]
	Net interest margin - second quarter 2010	**4.53%**	
	Items affecting net interest margin:		
Items that occurred during the quarter	Prepayment of FHLB advances	0.11%	0.26%
	Acquired loan portfolio subject to periodic valuation [2]	0.06%	0.10%
Items assumed to occur evenly throughout the quarter	Planned runoff of time and brokered deposits	0.05%	0.05%
	Net decline in legacy and originated loan portfolio	(0.13%)	(0.13%)
	Decline in acquired loan portfolio and FDIC indemnification asset [3]	(0.12%)	(0.12%)
	Other	0.09%	0.08%
	Net quarterly change in net interest margin	0.06%	0.24%
	Net interest margin - third quarter 2010	**4.59%**	

[1] Pro forma estimate based on third quarter reported results; assumes prepayment of FHLB advances and acquired loan re-valuation occurred at beginning of third quarter; not necessarily comparable to future periods due to multitude of items affecting net interest margin from period to period

[2] Represents impact on net interest margin based solely on yield adjustment

[3] Represents impact on net interest margin based on decline in balance

Credit Quality Comparison [1]

first financial bancorp

NPLs / Loans


4.00%
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10

NCOs / Average Loans & Leases


1.80%
1.50%
1.20%
0.90%
0.60%
0.30%
0.00%
4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10

2Q09 includes higher charge-offs related to one commercial real estate construction relationship (20 basis points) and two separate and unrelated floor plan relationships (55 basis points); Q309 includes a charge-off related to the sale of the entire shared national credit portfolio (30 basis points); 4Q09 includes two unrelated commercial real estate construction relationships (70 basis points); 1Q10 includes alleged fraudulent activity by one borrower (125 basis points)

Reserves / NPLs


300%
250%
200%
150%
100%
50%
0%
4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10

Texas Ratio


40.0%
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10

Texas ratio defined as total nonperforming assets plus accruing loans 90+ past due divided by the sum of tangible equity and loan loss reserves

- Peer Group I, comprised of approximately 90 BHCs with total assets of $3 - $10 billion consistent with the peer group included in the BHC Performance Report for the Company per the Federal Reserve Board
- Peer Group II, comprised of approximately 30 bank holding companies conducting business in similar geographic markets as listed in the Company's Annual Report
- First Financial Bancorp

[1] Excludes loans covered by FDIC loss sharing agreements

Source: Peer Group median data obtained from SNL Financial

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first financial bancorp

Investment Portfolio

(Dollars in thousands)	Book Value	Percent of Total	Book Yield	Cost Basis	Market Value	Gain/ (Loss)
	As of September 30, 2010					
U.S. Treasury notes	$ 14,335	2.0%	2.26	99.68	103.69	$ 576
Agencies	111,590	15.5%	2.88	100.00	101.42	1,567
CMOs (agency)	190,017	26.4%	1.71	99.75	100.95	2,256
CMOs (private)	48	0.0%	1.03	100.00	100.25	0
MBSs (agency)	289,247	40.1%	4.56	100.93	106.38	14,823
	605,236	84.0%	3.30	100.36	103.63	19,222
Municipal	18,761	2.6%	7.20	99.19	102.22	567
Other [1]	96,528	13.4%	2.95	102.18	102.60	398
	115,290	16.0%	3.64	101.69	102.54	965
Total investment portfolio	$ 720,526	100.0%	3.36	100.57	103.45	$ 20,187

Net Unrealized Gain/(Loss)	$ 20,187
Aggregate Gains	20,302
Aggregate Losses	(115)
Net Unrealized Gain/(Loss) % of Book Value	2.80%

[1] Other includes $87 million of regulatory stock

- Investment portfolio represents 11.7% of total assets
- Investment philosophy includes avoidance of credit and geographic concentration risks within the MBS portfolio while balancing the Company's overall asset / liability management objectives
- During the third quarter 2010, the Company purchased $154 million of floating rate FNMA/FHLMC MBS securities

first financial bancorp

Investment Portfolio Composition

As of September 30, 2010

Sector Allocation


MBSs (agency)
40%
Agencies
16%
CMOs (Agency)
26%
Other *
13%
CMOs (private)
0%
UST Notes
2%
Municipal
3%

Credit Quality


Investment Grade
97%
Not Rated
3%
Other Investment
Grade
0%

* Other consists primarily of regulatory stock

Investment Grade = A rated securities
Other Investment Grade = B rated securities
Not Rated includes an immaterial amount of securities with a non-investment grade rating

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Summary of Acquisition-Related Items

(Dollars in thousands)	For the Three Months Ended September 30, 2010	June 30, 2010	March 31, 2010
Income effect:			
Accelerated discount on loan prepayments and dispositions [1,2]	$ 9,448	$ 7,408	$ 6,098
Acquired-non-strategic net interest income	10,586	10,207	10,854
Service charges on deposit accounts related to acquired-non-strategic operations	168	130	230
Other income related to acquired-non-strategic ops.	(124)	346	(150)
Income related to the accelerated discount on loan prepayments and dispositions and acquired-non-strategic operations	20,078	18,091	17,032
Expense effect:			
Acquired-non-strategic operating expenses: [3]			
Salaries and employee benefits	13	29	122
Occupancy	91	542	1,415
Other	462	699	664
Total acquired-non-strategic operating expenses	566	1,270	2,201
FDIC indemnification support [3]	875	938	605

Continued

(Dollars in thousands)	For the Three Months Ended September 30, 2010	June 30, 2010	March 31, 2010
Acquisition-related costs: [3]			
Integration-related costs	(102)	720	999
Professional services fees	1,174	1,436	1,457
Other	433	24	172
Total acquisition-related costs	1,505	2,180	2,628
Transition-related items: [3]			
Salaries and benefits	796	1,843	4,776
Occupancy	50	(622)	910
Other	-	-	577
Total transition-related items	846	1,321	6,263
Net effect of gross up of credit losses and FDIC reimbursement [4]	2,925	3,792	1,892
Total expense effect	6,717	9,501	13,589
Total estimated effect on pre-tax earnings	$ 13,361	$ 8,590	$ 3,443

[1] Included in noninterest income
[2] Net of the corresponding valuation adjustment on the FDIC indemnification asset
[3] Included in noninterest expense
[4] Represents the Company's proportionate share of total recognized, unanticipated losses on covered loans

FIRST
first financial bancorp

Effect on Noninterest Items

Noninterest Income

(Dollars in thousands)	For the Three Months Ended September 30, 2010	June 30, 2010	March 31, 2010
Total noninterest income	$ 44,895	$ 40,467	$ 26,935
Significant components of noninterest income			
Items likely to recur:			
Accelerated discount on loan prepayments and dispositions [1]	9,448	7,406	6,098
FDIC loss sharing income	17,800	15,170	7,568
Other acquired-non-strategic income	44	475	80
Transition-related items	-	-	366
Items expected not to recur:			
Gain on sale of insurance business	1,356	-	-
FDIC settlement and other items not expected to recur	(132)	2,930	-
Total excluding items noted above	$ 16,379	$ 14,484	$ 12,823

[1] Net of the corresponding valuation adjustment on the FDIC indemnification asset

Noninterest Expense

(Dollars in thousands)	For the Three Months Ended September 30, 2010	June 30, 2010	March 31, 2010
Total noninterest expense	$ 61,310	$ 55,819	$ 60,261
Significant components of noninterest income			
Items likely to recur:			
Acquired-non-strategic operating expenses	566	1,270	2,201
Transition-related items	846	1,321	6,263
FDIC indemnification support	875	938	605
Items expected not to recur:			
Acquisition-related costs	1,506	2,180	2,629
FHLB prepayment penalty	8,029	-	-
Other items not expected to recur	490	2,387	1,019
Total excluding items noted above	$ 48,998	$ 47,723	$ 47,544

[1] Represents 20% of total recognized, unanticipated losses on covered loans

first financial bancorp

Common Equity Offerings

- February 2010 follow-on equity offering
  - Issued 6.4 million shares at $15.14 per share
  - Net proceeds of approximately $91 million after deducting underwriting discounts, commissions and estimated offering expenses
  - Positioned the company to redeem the $80 million preferred shares issued to the U.S. Treasury in December 2008 under its Capital Purchase Program (CPP) [1]
  - Capital ratios remain strong and continue to significantly exceed minimum regulatory requirements
- June 2009 follow-on equity offering
  - Issued 13.8 million shares at $7.50 per share
  - Net proceeds of approximately $98 million after deducting underwriting discounts, commissions and estimated offering expenses
  - Additional capital raised resulted in the reduction of the number of common shares eligible for purchase by the U.S. Treasury by 50% to 465,117 shares [2]
  - Total return of FFBC common stock since offering: +123.0% [3]
  - Net proceeds supported organic growth in key markets, acquisitions and other strategic opportunities

[1] Completed the full redemption of senior preferred stock on February 24, 2010

[2] Treasury received warrants to purchase 930,233 shares of FFBC common stock at an exercise price of $12.90 per share; upon redemption of the senior preferred stock, First Financial did not repurchase the warrants; Treasury sold the warrants on June 2, 2010

[3] June 8, 2009 through November 3, 2010 (date of third quarter 2010 earnings conference call)

Leadership

Executive Management

Claude E. Davis
President & Chief Executive Officer
Mr. Davis joined First Financial in 2004 as President, Chief Executive Officer and a member of the Board of Directors. Mr. Davis also serves as Chairman of the Board of Directors of First Financial Bank. Prior to joining the company, he served as Senior Vice President at Irwin Financial Corporation and Chairman of Irwin Union Bank and Trust, the company's lead bank, positions he held since 2003. Earlier in his career, he served as President of Irwin Union Bank and Trust for seven years. Mr. Davis began his career as a Certified Public Accountant with the public accounting firm Coopers & Lybrand.

C. Douglas Lefferson
Executive Vice President, Chief Operating Officer
Mr. Lefferson has spent his entire career in various positions with First Financial Bancorp and First Financial Bank and was appointed to his current position in 2005. Prior to his current appointment, Mr. Lefferson served as Chief Financial Officer from 2002 through 2005.

J. Franklin Hall
Executive Vice President, Chief Financial Officer
Mr. Hall joined First Financial in 1999 and was appointed to his current position in 2005. Prior to joining the Company, he was with Firstar Bank (currently US Bancorp). He is a Certified Public Accountant (inactive) and began his career with the public accounting firm Ernst & Young, LLP.

Richard Barbercheck
Executive Vice President, Chief Credit Officer
Mr. Barbercheck joined First Financial in 2005 as Senior Vice President and Chief Risk Officer and was appointed to his current position in 2006. Mr. Barbercheck is responsible for the administration of the bank's lending portfolios as well as oversight of the Company's credit policies and loan underwriting processes. Prior to joining the Company, he oversaw the Credit Risk Evaluation Group at Irwin Financial Corporation. Earlier in his career he served at several banks in executive-level positions located in Southeastern Indiana, including Veedersburg State Bank (1989 – 1993), National City Bank (1993 - 1998) and Irwin Union Bank (1998 - 2005). Mr. Barbercheck has over 25 years of banking experience with a predominance of experience in the commercial lending and credit administration areas.

Executive Management (continued)

Michael Cassani
Executive Vice President, First Financial Wealth Management
Mr. Cassani joined First Financial in 2007 as Senior Vice President and Chief Administrative Officer to oversee the company's wealth management group. Prior to joining the company, Mr. Cassani served as President of Fund Project Services, Inc., a financial project management and consulting firm he co-founded in 1998. Earlier in his career, he served as Mutual Funds Product Manager at Fifth Third Bank and as an Institutional Investment Officer at Roulston and Company. Prior to those appointments, Mr. Cassani served as an Investment Representative for two separate companies located within the Chicago area.

Gregory A. Gehlmann
Executive Vice President, Corporate General Counsel
Mr. Gehlmann joined First Financial in 2005 as Senior Vice President and General Counsel. Mr. Gehlmann also served as Chief Risk Officer for the company (2006 – 2008). Prior to joining the company, he practiced law for 16 years in Washington, D.C. Mr. Gehlmann served as partner/counsel at Manatt, Phelps & Phillips, LLP where he was counsel to public and private companies as well as investors, underwriters, directors, officers and principals regarding corporate securities, banking and general business and transactional matters.

Samuel J. Munafo
Executive Vice President, Chief Commercial Banking Officer
Mr. Munafo has spent his entire career in various positions with First Financial Bancorp and First Financial Bank. Prior to his current appointment, Mr. Munafo served as President of First Financial Bank (2005 – 2006) and President and Chief Executive Officer for several First Financial affiliates, including Community First Bank & Trust (2001 - 2005), Indiana Lawrence Bank (1998 – 2001) and Clyde Savings Bank (1994 – 1998). He began his career with the company as a management trainee and has served the company in a number of areas, including operations, retail, commercial lending, credit cards and security.

Jill A. Stanton
Executive Vice President, Co-Chief Retail Banking Officer
Ms. Stanton joined First Financial in 2008 and has responsibility for product line management for first mortgage loans, consumer lending and small business lending. Prior to joining the company, she served as Senior Vice President for Irwin Union Bank where she was responsible for mortgage, consumer lending, business banking, commercial credit analysis, credit administration and loan operations in their commercial banking business. Ms. Stanton has over 20 years of experience within the financial services industry.

first financial bancorp

Executive Management (continued)

Jill L. Wyman
Executive Vice President, Co-Chief Retail Banking Officer
Ms. Wyman joined First Financial in 2003 as Vice President and Sales Director. In her current position, Ms. Wyman has responsibility for leading the retail sales process, growing retail deposits and enhancing the sales culture throughout the company's strategic operating markets. She is also responsible for market services and corporate marketing. Prior to joining the company, she spent 19 years in retail where she served as general manager at Lazarus, a division of Federated Department Stores (currently Macy's). Ms. Wyman began her career as a management trainee at Federated/Macy's and progressed to sales manager, group sales manager, assistant general manager and regional merchandise manager.

Kevin T. Langford
Senior Vice President, Chief Information Officer
Mr. Langford joined First Financial in January 2006. As Chief Information Officer, he manages the company's technology, project and operations departments and provides strategic direction related to other operational areas. Mr. Langford has over 20 years experience in information technology operations and management. Prior to joining the company, Mr. Langford served as Vice President of Technology Services for Irwin Financial Corporation. Earlier in his career, Mr. Langford worked for Cisco Systems where he served as executive liaison to several of Cisco's largest clients.

Alisa E. Poe
Senior Vice President, Chief Human Resources Officer
Ms. Poe joined First Financial in September 2009 in her current role. Her responsibilities include leadership and oversight of all Human Resources and Learning functions with a strong focus on helping First Financial become an employer of choice for high-performing associates in all of the communities we serve. Prior to joining the company, she worked for The Midland Company as Vice President of Human Resource Services and Corporate Administration. Ms. Poe began her Human Resources career nearly 25 years ago with the Hertz corporation and has since held increasingly responsible HR leadership roles in the banking, insurance and technology industries.

Al Roszczyk
Senior Vice President, Commercial Banking Regions
Mr. Roszczyk joined First Financial in June 2009. Mr. Roszczyk oversees the company's Indiana markets and has over 25 years of banking experience with a strong background in executive management and leadership as well as extensive experience in commercial lending, treasury management and personal banking services. Prior to joining First Financial, Mr. Roszczyk spent 14 years with Irwin Union Bank and Trust Company.

fIRST
first financial bancorp

Executive Management (continued)

John Sabath
Senior Vice President, Chief Risk Officer
Mr. Sabath joined First Financial in 2005 as Regulatory Risk Manager. Mr. Sabath was then promoted to Senior Risk Officer and First Vice President and assumed his current position in 2008. He is responsible for management of the Company's risk management function which includes commercial and retail credit, compliance, operational, market, strategic and reputation risk. Prior to joining the Company, he was in the Enterprise Risk Group at Fifth Third Bank. Earlier in his career, Mr. Sabath held positions at the Federal Reserve Bank of Cleveland, National City Bank and Star Bank (currently US Bancorp).

Anthony M. Stollings
Senior Vice President, Chief Accounting Officer & Controller
Mr. Stollings joined First Financial in 2006 and oversees the Company's corporate accounting, tax and external reporting functions. He is a Certified Public Accountant (inactive) and prior to joining the company served as Chief Accounting Officer and Controller at Provident Financial Group, Inc. (Cincinnati OH). Mr. Stollings spent 13 years at Provident and has more than 30 years experience within the financial services industry.

first financial bancorp

Another step on the path to success

FFBC
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